UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Merck Serono, a division of Merck KGaA of Darmstadt, Germany, and its U.S. affiliate, EMD Serono, Inc., are resuming the worldwide clinical development program for Stimuvax, the Company’s investigational therapeutic cancer vaccine being developed by Merck KGaA pursuant to a license agreement with the Company, in non-small cell lung cancer, including the Phase 3 START and INSPIRE trials.  The treatment and enrollment in these studies will restart after approval by the local regulatory authorities and ethics committees.  The announcement follows a decision by the U.S. Food and Drug Administration (“FDA”) to partially lift the clinical hold it placed on the Investigational New Drug application for Stimuvax in March 2010 and allow the START trial to be resumed.  The Phase 3 STRIDE trial in advanced breast cancer remains on clinical hold by the FDA.  Merck Serono announced that it will continue to work closely with the health authorities, including the FDA, to decide the next steps for this trial.

The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description
99.1	Press Release, dated June 17, 2010.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: June 17, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 17, 2010.